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                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 3

                           DATED AS OF AUGUST 6, 2003

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 27, 2003

                                  BY AND AMONG

                               NETRO CORPORATION,

                                 SR TELECOM INC.

                                       AND

                         NORWAY ACQUISITION CORPORATION

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                 AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

         AMENDMENT NO. 3 dated as of August 6, 2003 (this "AMENDMENT") to the Agreement and Plan of Merger, dated as of March 27, 2003 (the "ORIGINAL MERGER AGREEMENT"), by and among Netro Corporation, a Delaware corporation, SR Telecom Inc. ("PARENT"), a corporation organized under the Canada Business Corporations Act, and Norway Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, as previously amended by Amendment No. 1 to the Original Merger Agreement, dated as of May 5, 2003 and Amendment No. 2 to the Original Merger Agreement, dated as of July 17, 2003 (the Original Merger Agreement as so amended by such Amendment No. 1 and Amendment No. 2, the "AGREEMENT")

                                    RECITALS

         WHEREAS, pursuant to Section 11.03 of the Agreement, the parties to the Agreement desire to amend the Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Amendment and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    AGREEMENT

         SECTION 1. Defined Terms; References. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended by this Amendment.

         SECTION 2. Amendment to the Agreement. The Agreement shall be amended as follows:

         (a) Section 4.13 of the Agreement is hereby amended and restated as follows:

                           "Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding, other than the actions styled Fuller & Thaler Asset Management, Inc.
                           v. Netro Corp. et al., Case No. CV816170 (Cal. Super. Ct.) and Maritime Association - I.L.A. Pension Fund
                           v. Netro Corp. et al., Case No. CV817375 (Cal. Super. Ct.) pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any of their respective officers or directors in their capacity as officers or directors of the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or before or by any Governmental Entity, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or that in any

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                           manner challenges or seeks to prevent, enjoin, alter
                           or materially delay the Merger or any of the other transactions contemplated hereby."

         (b) Section 10.01(b)(i) of the Agreement is hereby amended and restated as follows:

                           "(i)     the Merger has not been consummated on or
                           before September 30, 2003; provided that, the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time and provided, further, that the Company hereby expressly waives its rights to terminate this Agreement pursuant to this Section 10.01(b)(i) as a result of either or both of the actions styled Fuller & Thaler Asset Management, Inc. v. Netro Corp. et al., Case No. CV816170 (Cal. Super. Ct.) or Maritime Association - I.L.A. Pension Fund v. Netro Corp. et al., Case No. CV817375 (Cal. Super. Ct.)."

         SECTION 3. Consent and Waiver. For the avoidance of doubt, Parent and Merger Sub hereby expressly waive their condition to close pursuant to Section 9.02(a)(i) and their rights to terminate this Agreement pursuant to Section 10.01(e)(ii) as a result of either or both of the actions styled Fuller & Thaler Asset Management, Inc. v. Netro Corp. et al., Case No. CV816170 (Cal. Super. Ct.) or Maritime Association - I.L.A. Pension Fund v. Netro Corp. et al., Case No. CV817375 (Cal. Super. Ct.).

         SECTION 4. Representations of Each Party. Each party represents and warrants that (i) the execution, delivery and performance of this Amendment by such party have been duly authorized by all necessary corporate action and (ii) this Amendment constitutes a valid and binding agreement of such party.

         SECTION 5. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflict of law principles.

         SECTION 7. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 8. Severability. If any term or other provision of this Amendment is invalid, illegal or unenforceable, all other provisions of this Amendment shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                         NETRO CORPORATION

                                         By:  /s/ Sanjay K. Khare
                                             -----------------------------------
                                             Name: Sanjay K. Khare
                                             Title: Chief Financial Officer

                                         SR TELECOM INC.

                                         By:  /s/ Pierre St. Arnaud
                                             -----------------------------------
                                             Name: Pierre St. Arnaud
                                             Title: President and Chief
                                                    Executive Officer

                                         By:  /s/ David Adams
                                             -----------------------------------
                                             Name: David Adams
                                             Title: Senior Vice President,
                                                    Finance & Chief Financial
                                                    Officer

                                         NORWAY ACQUISITION CORPORATION

                                         By:  /s/ Pierre St. Arnaud
                                             -----------------------------------
                                             Name: Pierre St. Arnaud
                                             Title: President

                                         By:  /s/ David Adams
                                             -----------------------------------
                                             Name: David Adams
                                             Title: Vice President

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